Exhibit 99.1

Calix Reports Second Quarter 2012 Financial Results

PETALUMA, CA July 31, 2012 — Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 30, 2012. Revenue for the second quarter of 2012 was $78.9 million, a decrease of 19.4% compared to $98.0 million for the second quarter of 2011.

“As we noted on July 11th when we announced preliminary Q2 results, softness in demand across multiple customer markets led to an unexpected slowdown in capital expenditures by service providers increasingly concerned about macro-economic conditions and uncertainties associated with the implementation of regulatory reforms,” said Carl Russo, president and CEO of Calix. “In spite of these challenges, Calix maintained gross margins at expected levels while reducing inventories and producing another quarter of positive cash flow.”

Non-GAAP net income for the second quarter of 2012 was $1.9 million, or $0.04 per fully diluted share. Non-GAAP net income was $7.8 million, or $0.16 per fully diluted share, for the second quarter of 2011. A reconciliation of GAAP and non-GAAP results is included as part of this release.

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GAAP net loss for the second quarter of 2012 was $7.1 million, or $(0.15) per basic and diluted share, compared to a GAAP net loss of $17.6 million, or $(0.38) per basic and diluted share for the second quarter of 2011. A reconciliation of our second quarter 2012 operating results from non-GAAP to GAAP is provided below:

Calix, Inc.

(Unaudited, in thousands, except per share data)

Three Months Ended June 30, 2012

	Non-GAAP	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$78,928	$—	$—	$78,928
Cost of revenue	43,238	381	2,088	45,707

Gross profit	35,690	(381)	(2,088)	33,221
Gross margin	45.2%	-0.5%	-2.6%	42.1%
Operating expenses	33,541	3,958	2,552	40,051

Operating income (loss)	2,149	(4,339)	(4,640)	(6,830)
Interest and other income (expense), net	(120)	—	—	(120)

Income (loss) before taxes	2,029	(4,339)	(4,640)	(6,950)
Provision for income taxes	141	—	—	141

Net income (loss)	$1,888	$(4,339)	$(4,640)	$(7,091)

Weighted average basic and diluted shares used to compute GAAP net loss per common share				47,972

Weighted average diluted shares used to computenon-GAAP net income per common share	48,113	48,113	48,113

GAAP net loss per common share				$(0.15)

Non-GAAP net income (loss) per share	$0.04	$(0.09)	$(0.10)

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) today to discuss its second quarter 2012 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)

The conference call and webcast will include forward-looking information.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enables communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader's understanding of the Company's operating performance as they primarily exclude certain non-cash charges for stock-based compensation and

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amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, severance and integration-related expenses and inventory-related charges associated with our merger with Occam. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company's ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

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Calix. Inc.

Condensed Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011
Revenue	$78,928	$97,959	$157,493	$169,429
Cost of revenue:
Products and services(1)	43,619	54,899	87,090	94,207
Merger-related expenses	—	9,709	—	19,966
Amortization of intangible assets	2,088	3,188	3,363	4,704

Total cost of revenue	45,707	67,796	90,453	118,877

Gross profit	33,221	30,163	67,040	50,552
Operating expenses:
Research and development(1)	16,473	18,584	33,439	33,623
Sales and marketing(1)	14,897	14,172	29,787	26,238
General and administrative(1)	6,129	6,667	12,909	15,975
Merger-related and other expenses(1)	—	5,482	—	11,523
Amortization of intangible assets	2,552	2,795	5,104	3,464

Total operating expenses	40,051	47,700	81,239	90,823

Loss from operations	(6,830)	(17,537)	(14,199)	(40,271)
Interest and other income (expense), net:
Interest income	4	26	11	69
Interest expense	(57)	(45)	(99)	(91)
Other income (expense), net	(67)	24	(89)	29

Loss before provision for income taxes	(6,950)	(17,532)	(14,376)	(40,264)
Provision for income taxes	141	114	236	138

Net loss	$(7,091)	$(17,646)	$(14,612)	$(40,402)

Net loss per common share:
Basic and diluted	$(0.15)	$(0.38)	$(0.30)	$(0.92)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	47,972	46,050	47,911	43,697

(1) Includes stock-based compensation as follows:

Cost of revenue	$381	$331	$744	$835
Research and development	1,091	1,233	2,112	2,875
Sales and marketing	1,338	831	2,577	2,129
General and administrative	1,529	1,855	3,221	6,438
Merger-related and other expenses	—	1,074	—	1,164

	$4,339	$5,324	$8,654	$13,441

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Calix. Inc.

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 30,	June 25,	June 30,	June 25,
	2012	2011	2012	2011
GAAP net loss	$(7,091)	$(17,646)	$(14,612)	$(40,402)
Adjustments to reconcile GAAP net loss to non-GAAP net income:
Stock-based compensation	4,339	5,324	8,654	13,441
Amortization of intangible assets	4,640	5,983	8,467	8,168
Merger-related and other expenses	—	14,117	—	30,325

Non-GAAP net income	$1,888	$7,778	$2,509	$11,532

Non-GAAP net income per common share
Basic	$0.04	$0.17	$0.05	$0.26

Diluted	$0.04	$0.16	$0.05	$0.25

Weighted average shares used to compute non-GAAPnet income per common share—Basic	47,972	46,050	47,911	43,697

Weighted average shares used to compute non-GAAPnet income per common share—Diluted (1)	48,113	48,139	48,076	46,008

(1)	Includes the dilutive effect of outstanding stock options and restricted stock units.

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Calix. Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	June 30,	December 31,
	2012	2011
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$53,085	$38,938
Restricted cash	—	754
Accounts receivable, net	56,391	47,943
Inventory	33,243	44,604
Deferred cost of goods sold	12,673	8,324
Prepaid and other current assets	4,597	4,429

Total current assets	159,989	144,992
Property and equipment, net	18,195	16,130
Goodwill	116,175	116,175
Intangible assets, net	71,581	80,048
Other assets	1,892	2,194

Total assets	$367,832	$359,539

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$20,247	$14,250
Accrued liabilities	33,706	36,214
Deferred revenue	24,152	16,783

Total current liabilities	78,105	67,247
Long-term portion of deferred revenue	14,936	13,347
Other long term liabilities	1,014	1,528

Total liabilities	94,055	82,122

Stockholders’ equity:
Common stock	1,205	1,195
Additional paid-in capital	751,260	740,309
Accumulated other comprehensive income	109	98
Accumulated deficit	(478,797)	(464,185)

Total stockholders’ equity	273,777	277,417

Total liabilities and stockholders’ equity	$367,832	$359,539

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Calix, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Six Months Ended
	June 30,	June 25,
	2012	2011
Operating activities:
Net loss	$(14,612)	$(40,402)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of premiums relating to available-for-sale securities	—	184
Depreciation and amortization	4,129	3,859
Loss on retirement of property and equipment	84	1,621
Amortization of intangible assets	8,467	8,168
Stock-based compensation	8,654	13,441
Changes in operating assets and liabilities:
Restricted cash	754	—
Accounts receivable, net	(8,448)	2,290
Inventory	11,361	15,297
Deferred cost of revenue	(4,349)	(3,064)
Prepaids and other assets	134	(1,246)
Accounts payable	5,997	(11,136)
Accrued liabilities	(2,508)	3,029
Deferred revenue	8,958	9,138
Other long-term liabilities	(514)	(253)

Net cash provided by operating activities	18,107	926

Investing activities:
Purchase of property and equipment	(6,296)	(4,508)
Maturities of marketable securities	—	22,905
Acquisition of Occam Networks, net of cash acquired	—	(60,809)

Net cash used in investing activities	(6,296)	(42,412)

Financing activities:
Proceeds from exercise of stock options and other	139	667
Proceeds from employee stock purchase plan	2,222	2,062
Taxes withheld upon vesting of restricted stock units	(54)	(8,921)

Net cash provided by (used in) financing activities	2,307	(6,192)

Effect of exchange rate changes on cash and cash equivalents	29	34
Net increase (decrease) in cash and cash equivalents	14,147	(47,644)
Cash and cash equivalents at beginning of period	38,938	66,304

Cash and cash equivalents at end of period	$53,085	$18,660

Contact Information

Investor Relations Contact:

David H. Allen

510-360-3703

David.Allen@Calix.com